Exhibit 99.1

Filed by Hampton Roads Bankshares, Inc.
pursuant to Rule 425 under the Securities Act of 1933,
as amended, and deemed filed pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended.

Subject Company: Shore Financial Corporation
Commission File No.: 000-23847

Bank of Hampton Roads Opens Edinburgh Office

NORFOLK, Va., Feb. 25, 2008 (PRIME NEWSWIRE) -- Bank of Hampton Roads, the subsidiary bank of Hampton Roads Bankshares, Inc. (Nasdaq:HMPR), is pleased to announce that its Edinburgh Office opened for business today, February 25, 2008. Located at 204 Carmichael Way in the Edinburgh Commons North Shopping Center in Chesapeake, this is the Bank's eighteenth location.

Edinburgh is a 200 acre, 850,000 square foot commercial retail development that features a mix of national and specialty retailers, restaurants and services. It is the largest retail center between the Greenbrier area of Chesapeake and the Outer Banks of North Carolina. Neighboring the retail development is the Edinburgh residential area featuring homes ranging in price from $600,000 to over $1 million. The average household income within a 3 mile radius of the bank's property exceeds $86,000.

The Bank is doing business out of a temporary facility located on its Edinburgh site while its permanent branch facility is under construction. Hours of operation are 8:30 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 12:00 p.m. on Saturday. Branch Manager Brenda Smith and her friendly staff can be reached at (757) 819-1300.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiary is Bank of Hampton Roads, which opened for business in 1987. The Bank engages in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, the Bank operates 18 banking offices in the Hampton Roads region of southeastern Virginia. Shares of Hampton Roads Bankshares common stock are traded on the Nasdaq Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at www.bankofhamptonroads.com.

Additional Information Concerning Pending Merger with Shore Financial Corporation.

On January 9, 2008, Hampton Roads Bankshares and Shore Financial Corporation ("Shore Financial") announced a definitive agreement, under which Shore Financial will be merged with and into Hampton Roads Bankshares. Hampton Roads Bankshares will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 to register the shares of its common stock to be issued to the shareholders of Shore Financial in connection with the proposed transaction. The registration statement will include a joint proxy statement/prospectus that will be sent to the shareholders of Hampton Roads Bankshares and Shore Financial seeking their approval of the proposed merger. The joint proxy statement/prospectus will contain important information about Hampton Roads Bankshares, Shore Financial, and the merger and about the persons soliciting proxies from shareholders of Hampton Roads Bankshares and Shore Financial in the merger, including the executive officers and directors of each of Hampton Roads Bankshares and Shore Financial, and their respective interests in the merger, such as their stock ownership in Hampton Roads Bankshares and Shore Financial.

Additional information about Hampton Roads Bankshares' directors and executive officers is included in Hampton Roads Bankshares' Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC and is available on Hampton Roads Bankshares' website at www.bankofhamptonroads.com and at the Hampton Roads Bankshares address provided below. Additional information about Shore Financial's directors and executive officers is included in Shore Financial's Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC and is available on Shore Financial's website at www.shorebank.com and at the Shore Financial address provided below.

Investors and shareholders of Hampton Roads Bank and Shore Financial are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Shore Financial, and the proposed transaction.

Investors and shareholders may obtain free copies of the joint proxy statement/prospectus and other documents related to the merger, once they are filed with the SEC, through the SEC's website at www.sec.gov. Free copies of the joint proxy statement/prospectus and other relevant documents also may be obtained by directing a request by telephone or mail to the following:

  Hampton Roads Bankshares, Inc.      Shore Financial Corporation
  999 Waterside Drive, Suite 200        25020 Shore Parkway
    Norfolk, VA  23510                  Onley, Virginia 23418
  Attention: Jack W. Gibson           Attention: Scott C. Harvard
 Telephone Number: (757) 217-1000    Telephone Number: (757) 787-1335

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2006, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Senior Vice President and
           Marketing Officer
          (757) 217-1000